UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2014

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

On May 1, 2014, the Company held its annual meeting of shareholders. There were 43,201,017 shares of common stock entitled to vote at the meeting and a total of 40,344,955 (93.39%) shares of common stock were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. The election of nine members of the Board of Directors to serve until the Company’s next annual meeting and until their successors are elected and qualified.

Each of the nine nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Withheld
Kathleen A. Dahlberg	36,474,597	502,902
Nicholas DeBenedictis	35,853,550	1,123,949
Kevin M. Fogarty	36,655,579	321,920
J. Robert Hall	36,480,548	496,951
Richard C. Ill	36,657,197	320,302
Ronald J. Naples	36,511,441	466,058
Dante C. Parrini	36,192,457	785,042
Richard L. Smoot	36,495,890	481,609
Lee C. Stewart	33,018,743	3,958,756

Proposal 2. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain
39,906,539	355,932	82,484

Proposal 3. A proposal to approve the advisory (non-binding) resolution on the compensation philosophy, policies and procedures followed by the Company with respect to executive officers, and the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain
35,749,343	1,084,670	143,686

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 1, 2014	By:	/s/ Kent K. Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel and Corporate Secretary